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                                                                   EXHIBIT 10.32


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into by and between NETZEE, INC., a Georgia corporation (the "Company"), and DAN ANDERSON, an individual resident of the State of Alabama (the "Executive"), to be effective as of the ____ day of __________, 2000 (the "Effective Date").

         The Company desires to employ the Executive as its Chief Revenue Officer, and the Executive is willing to serve the Company on the terms and conditions provided herein.

Defined Terms: Capitalized terms used in this Agreement that are not otherwise defined herein are defined at Section 15 hereof.

         1. Employment. The Company hereby employs the Executive, and the Executive hereby agrees to serve the Company, as the Chief Revenue Officer of the Company, upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities as are consistent with his position as provided herein and as may be set forth in the Bylaws or assigned by the Chief Executive Officer of the Company (the "CEO") or the President from time to time.

                  The Executive shall devote his full business time, attention, skill, and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. This employment relationship between the Executive and the Company shall be exclusive; provided, however, the Executive may devote reasonable periods of time to perform charitable and other community activities, and to manage his personal investments; provided, further, however, that such activities do not interfere with the performance of his duties hereunder and are not adverse to the interests of the Company.

                  Unless otherwise agreed to by the Executive, the Executive shall be headquartered at the Company's offices in and around Birmingham, Alabama, and at times Atlanta, Georgia, but shall do such traveling as is reasonably required of him in the performance of his duties.

         2. Term. The Executive's employment under this Agreement shall commence as of the Effective Date, and, unless earlier terminated as provided herein, shall continue for one (1) year (the "Initial Term"). Thereafter, this Agreement may be renewed from year to year upon Notice of Renewal for a successive one (1) year term (an "Extended Term"). An Extended Term shall begin on the day after the expiration date of the preceding Initial Term or Extended Term, as the case may be, subject to all terms and provisions of this Agreement. If Notice of Renewal is not so provided, this Agreement shall terminate on the expiration


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                  date of the Initial Term or Extended Term, as the case may be, unless earlier terminated as provided herein.

         3.       Compensation and Benefits.

                  a. The Company shall pay to the Executive a base salary at a rate of $150,000 per annum, in accordance with the salary payment practices of the Company in effect from time to time.

                           On or before each September 15th of each year (beginning September 15, 2001) the CEO (or Compensation Committee) shall review the base salary and commission structure of the Executive.

                  b. The Executive shall receive 1/2 of one percent commission of the revenue derived from the company's continuing operations (but not revenue obtained as a result of acquisitions) up to the Company's revenue budget, and 3/4 of one percent commission on any such revenue over budget, from all sources directly under the Executive's control on the first day of the quarter. Executive's commissions, if any, shall be paid quarterly. The amount of any subsequent commission is discretionary with the Board, and the Board may change the method of calculation of Executive's commissions at any time thereafter, with or without notice to Executive. During the Term, the Executive shall be eligible to participate in any other management incentive programs established by the Company and to receive incentive compensation based upon achievement of targeted levels of performance and such other criteria as the CEO, the President or Compensation Committee may establish from time to time. In addition, the CEO, the President or the Compensation Committee shall annually consider (on or before each September 15th) the Executive's performance and determine if additional bonus is appropriate.

                  c. The Executive may participate in any executive stock incentive plans established by the Company from time to time and shall be eligible for the grant of stock options, stock, and/or other awards provided thereunder. Additionally, the Board (or the Compensation Committee), upon recommendation by the CEO, shall annually consider (on or before each September 15th) the Executive's performance and determine if additional grants of stock options, stock, and/or other awards are appropriate. Any grants of stock options shall be described in and subject to the terms and conditions of a separate stock option agreement between the Company and the Executive.

                  d. The Executive shall continue to participate in all retirement, welfare,


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                           deferred compensation, life and health insurance
                           (including health insurance for Executive's spouse and his dependants), and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to executives of the Company or to a class of executives that includes senior executives of the Company; provided, however, that during any period during the Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under Section 3.a. shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

                  e. The Company shall provide to the Executive a monthly allowance of not less than $600.00 to partially cover the cost of an automobile owned or leased by the Executive.

                  f. The Executive shall be entitled to four (4) weeks paid vacation and four (4) floating holidays (in addition to Company-wide holiday periods) each year during the Term, to be taken in accordance with the Company's vacation policies for executives, as in effect from time to time.

                  g. The Company shall reimburse the Executive for travel and accommodations, seminar, and other expenses related to the Executive's duties that are incurred and accounted for in accordance with the practices of the Company, as in effect from time to time.

                  h. If the Company undergoes a Change in Control, 50% of Executive's unvested stock options will vest on the date of the Change in Control.

         4.       Termination.

                  a. The Executive's employment under this Agreement may be terminated prior to the end of the Initial Term, or if extended, the Extended Term, only as follows:

                           (i)      upon the death of the Executive;

                           (ii) by the Company due to the Disability of the Executive upon delivery of a Notice of Termination to the Executive;

                           (iii) by the Company for Cause upon delivery of a Notice of Termination to the Executive;

                           (iv) by the Company without Cause upon delivery of a Notice of


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                                    Termination;

                           (v) following a Change in Control wherein his position is eliminated, by the Executive for any reason upon delivery of a Notice of Termination to the Company within a 90-day period beginning on the 30th day after any occurrence of a Change in Control;

                           (vi) by the Executive upon a material breach of this Agreement by the Company, upon delivery of a Notice of Termination to the Company at least thirty (30) days prior to the Termination Date and chance to cure therein; and

                           (vii) by the Executive, for any reason upon delivery of a Notice of Termination to the Company.

                  b. If the Executive's employment with the Company shall be terminated during the Term pursuant to Sections 4.a. (i), (ii), (iii) or (vii), the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within 15 days after the Termination Date, a lump sum cash payment equal to the Accrued Compensation and, if such termination is other than by the Company pursuant to 4.a. (iii) or the Executive pursuant to 4.a.(vii), the Pro Rata Bonus.

                  c. If the Executive's employment with the Company shall be terminated during the Term pursuant to Sections 4.a. (iv), (v), or (vi), the Executive shall be entitled to all of the following:

                           (i) the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date, an amount equal to all Accrued Compensation and the Pro Rata Bonus;

                           (ii) the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date, an amount equal to one year's base salary.

                  d. Following any termination without cause or following any change of control, the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

                  e.       The severance pay and benefits provided for in this
                           Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with


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                           the Company's executive benefit plans and other
                           applicable programs, policies and practices then in effect.

         5.       Protection of Trade Secrets and Confidential Information.

                  a. Through exercise of his rights and performance of his obligations under this Agreement, Executive will be exposed to "Trade Secrets" and "Confidential Information" (as those terms are defined below). "Trade Secrets" shall mean information or data or of about the Company or any affiliated entity, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Executive's obligations under this Agreement. Except as required to perform his obligations under this Agreement or except with Company's prior written permission, Executive shall not use, redistribute, market, publish, disclose or divulge to any other person or entity any Trade Secrets of the Company. The Executive's obligations under this provision shall remain in force (during and after the Term) for so long as such information or data shall continue to constitute a "trade secret" under applicable law. Executive agrees to cooperate with any and all confidentiality requirements of the Company and Executive shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets of which Executive becomes aware.

                  b. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Company, not to use or disclose any Confidential Business Information at any time during the term of his employment and for a period of one year after the later of (i) the Executive's last date of employment and (ii) the last day of the period with respect to which the Executive received compensation by reason of his termination of employment. "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including his employment with the Company prior to the date of this


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                           Agreement), including (without limitation) oral and
                           written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the company and its affiliates as Confidential Business Information, as well as information that is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Business Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive.

                  c. Upon termination of employment, the Executive shall leave with the Company all business records relating to the Company and its affiliates including, without limitation, all contracts, calendars, and other materials or business records concerning its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Executive prepared such materials or records herself. Upon such termination, the Executive shall retain no copies of any such materials.

                  d. As set forth above, the Executive shall not disclose Trade Secrets or Confidential Business Information. However, nothing in this provision shall prevent the Executive from disclosing Trade Secrets or Confidential Business Information pursuant to a court order or court-issued subpoena, so long as the Executive first notifies (unless such notice is impracticable or impossible) the Company of said order or subpoena in sufficient time to allow the Company to seek an appropriate protective order. The Executive agrees that if he receives any formal or informal discovery request, court order, or subpoena requesting that he disclose Trade Secrets or Confidential Business Information, he will immediately notify the Company and provide the Company with a copy of said request, court order, or subpoena.

         6.       Non-Solicitation and Related Matters.

                  a. If the Executive is terminated for Cause or if the Executive resigns pursuant to Section 4(a)(vii) above, then for a period of two years following the date of termination, the Executive shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service or


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                           on behalf of others, (i) solicit, divert, or
                           appropriate to or for a Competing Business, or (ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer or prospective customer of the Company on the date of termination and with whom the Executive had direct material contact within twelve months of the Executive's last date of employment.

                  b. If the Executive is terminated for Cause or if the Executive resigns pursuant to Section 4(a)(vii) above, then for a period of two years following the date of termination, the Executive shall not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away any employee of, or consultant to, the Company or any of its affiliates engaged or experienced in the Business, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

                  c. The Executive acknowledges and agrees that great loss and irreparable damage would be suffered by the Company if the Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section 6. The Executive further acknowledges and agrees that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of clauses (a) and (b) of this Section 6 will be insufficient to compensate for any breaches thereof, and that the Executive or any of the Executive's affiliates, as the case may be, will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement; provided, however, that nothing in this Agreement shall be deemed to deny the Executive the right to defend against this enforcement on the basis that the Company has no right to its enforcement under the terms of this Agreement.

                  d. The Executive acknowledges and agrees that: (i) the covenants and agreements contained in clauses (a) through (e) of this Section 6 are the essence of this Agreement; (ii) that the Executive has received good, adequate and valuable consideration for each of these covenants; and (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company. The Executive


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                           also acknowledges and agrees that: (i) irreparable
                           loss and damage will be suffered by the Company should the Executive breach any of these covenants and agreements; (ii) each of these covenants and agreements in clauses (a) and (b) of this Section 6 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges and agrees that if any of the provisions of clauses (a) and (b) of this Section 6 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

                  e. The Executive and the Company hereby acknowledge that it may be appropriate from time to time to modify the terms of this Section 6 and the definition of the term "Business" to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Executive's activities by this Section 6 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Company.

         7.       Successors; Binding Agreement.

                  a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  b. Neither this Agreement not any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         8. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Renewal and the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses


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                  last given by each party to the other; provided, however, that all notices to the Company shall be directed to the attention of the Chairman of Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

         9. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Georgia.

         11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         13. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         15. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  a. "Accrued Compensation" shall mean the aggregate amount of all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary and other amounts set forth in Sections 3.e., f., g., and h., (ii) reimbursement for expenses incurred by the Executive on behalf of the Company during the period


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                           ending on the Termination Date and not otherwise
                           reimbursed hereunder, and (iii) bonuses and incentive compensation (other than the Pro Rata Bonus).

                  b. "Act" shall mean the Securities Act of 1933, as amended.

                  c. "Bonus Amount" shall mean the greater of (i) the most recent annual bonuses paid or payable to the Executive, or (ii) the average of the annual bonuses paid or payable to the Executive during all previous fiscal years ended prior to the Termination Date.

                  d. "Business" shall mean the design, development, marketing and implementation of electronic banking software and services for financial institutions.

                  e. "Bylaws" shall mean the Bylaws of the Company, as amended, supplemented or otherwise modified form time to time.

                  f. "Cause" shall mean the occurrence of any of the following:

                           (i) any act that constitutes, on the part of the Executive, fraud or gross malfeasance of duty; provided, however, that such conduct shall not constitute Cause unless (1) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that either the President or CEO believes the Executive's conduct constitutes the criteria set forth in clause (i), (2) the Executive shall have been provided the opportunity, if such behavior is susceptible to cure, to cure the specific inappropriate behavior within 30 days following written notice, (3) after such 30-day period, the President or CEO determines that the behavior has not been cured;

                           (ii) the conviction (from which no appeal may be or is timely taken) or plea of other than "not guilty" of the Executive of a felony or misdemeanor if such misdemeanor involves moral turpitude; or

                           (iii) the material breach of this Agreement by the Executive, upon forty-five (45) days written notice thereof and chance to cure therein;

                           (iv) Executive's failure to substantially meet reasonable performance goals set by the CEO or President during any reporting period.

                  g. A "Change in Control" shall mean the occurrence during the Term of


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                           any of the following events:

                           (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")), immediately after such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934
                                    Act) of 35% or more of the combined voting
                                    power of the Company's then outstanding
                                    Voting Securities; provided, however, that
                                    in determining whether a Change in Control
                                    has occurred, Voting Securities that are
                                    acquired in a "Non-Control Acquisition" (as
                                    defined below) shall not constitute an
                                    acquisition that would cause a Change in
                                    Control. A "Non-Control Acquisition" shall
                                    mean an acquisition by: (1) an employee
                                    benefit plan (or a trust forming a part
                                    thereof) maintained by (x) the Company or
                                    (y) any corporation or other Person of which
                                    a majority of its voting power or its equity
                                    securities or equity interest is owned
                                    directly or indirectly by the Company (a
                                    "Subsidiary"), (2) the Company or any
                                    Subsidiary, or (3) any Person in connection
                                    with a "Non-Control Transaction" (as defined
                                    below).

                           (ii)     Approval by stockholders of the Company of:

                                    (1)      A merger, consolidation, or
                                             reorganization involving the
                                             Company, unless

                                             (a)    the stockholders of Company,
                                                    immediately before such
                                                    merger, consolidation, or
                                                    reorganization, directly or
                                                    indirectly, immediately
                                                    following such merger,
                                                    consolidation, or
                                                    reorganization, own at least
                                                    two-thirds of the combined
                                                    voting power of the
                                                    outstanding voting
                                                    securities of the
                                                    corporation resulting from
                                                    such merger or consolidation
                                                    or reorganization (the
                                                    "Surviving Corporation") in
                                                    substantially the same
                                                    proportion as their
                                                    ownership of the Voting
                                                    Securities immediately
                                                    before such merger,
                                                    consolidation, or
                                                    reorganization, and

                                             (b)    the individuals who were
                                                    members of the Incumbent
                                                    Board immediately prior to
                                                    the execution of the
                                                    agreement providing for such
                                                    merger, consolidation, or
                                                    reorganization constitute at
                                                    least two-thirds of the
                                                    members of the board of
                                                    directors of the Surviving
                                                    Corporation.


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                                                    (A transaction described in
                                                    clauses (a) and (b) shall
                                                    herein be referred to as a
                                                    "Non-Control Transaction.")

                           (2) A complete liquidation or dissolution of Company; or

                           (3)      An agreement for the sale or other
                                    disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                           Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or otherwise occurred in connection with, or in anticipation of, a Change in Control that actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  h. "Compensation Committee" shall mean the compensation committee of the Board.

                  i. "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business, unless such Business is operated and/or conducted by an affiliate of the Company.

                  j. "Disability" shall mean the inability of the Executive to perform substantially all of his current duties as required hereunder for a continuous period of 90 days because of mental or physical condition, illness or injury.

                  k. "Notice of Termination" shall mean a written notice of termination from the Company or the Executive, as the case may be, that specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  l. "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.


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                  m.       "Successors and Assigns" shall mean a corporation or
                           other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

                  n. "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                  o. "Notice of Renewal" shall mean a written notice of renewal from the Executive to the Company which is given no later than thirty (30) days prior to the expiration date of the then current Initial Term or Extended Term, as the case may be.


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         IN WITNESS WHEREOF, the Company and Executive have caused this
Agreement to be executed, effective as of the Effective Date.


                                     COMPANY:

                                     NETZEE, INC.



                                     By: /s/ Glenn Sturm
                                        ---------------------------------------

                                     Name: Glenn Sturm
                                          -------------------------------------

                                     Title: Chief Executive Officer
                                           ------------------------------------


                                     EXECUTIVE:


                                     /s/ Dan Anderson
                                     ------------------------------------------
                                     DAN ANDERSON


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